UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	September 15, 2016

Hines Global REIT II, Inc.
__________________________________
(Exact name of registrant as specified in its charter)

Commission file number: 000-55599

Maryland	80-0947092
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

2800 Post Oak Boulevard
Suite 5000
Houston, Texas	77056-6118
(Address of principal executive offices)	(Zip code)

(888) 220-6121
(Registrant’s telephone number, including area code)

Not Applicable
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

Amendments to the Distribution Reinvestment Plan and Share Redemption Program

On September 15, 2016, the board of directors (the “Board”) of Hines Global REIT II, Inc. (the “Company”) approved and adopted the Fifth Amended and Restated Distribution Reinvestment Plan (the “Amended DRP”). The Company amended the price at which additional shares of the same class may be purchased pursuant to the distribution reinvestment plan to a price equal to the estimated per share net asset value (“NAV”) of the Class A shares of common stock (the “Class A Shares”) and the Class T shares of common stock (the “Class T Shares”), respectively, most recently disclosed by the Company in a public filing with the Securities and Exchange Commission (the “Commission”). The Amended DRP will supersede and replace the Company’s current distribution reinvestment plan, effective as of October 31, 2016. In April 2016, the Company disclosed that the Board had unanimously approved an estimated per share NAV of the Company’s common stock of $9.03, based on the number of shares issued and outstanding as of February 29, 2016. The Company anticipates that it will next disclose an estimated per share NAV by April 2017. Therefore, until the Company discloses a new estimated per share NAV, the new offering price under the Amended DRP for both Class A Shares and Class T Shares will be $9.03 per share. Accordingly, since the Amended DRP takes effect on October 31, 2016, the new offering price under the Amended DRP will first be applied to distributions declared for the month of October 2016, which will be reinvested on November 1, 2016 and distributions declared for September 2016 will be reinvested at the current distribution reinvestment plan prices of $9.46 per Class A Share and $9.08 per Class T Share, respectively.

Additionally, on September 15, 2016, the Board approved and adopted the Amended and Restated Share Redemption Program (the “Amended SRP”), which also will take effect on October 31, 2016. The Amended SRP will continue to provide eligible stockholders with limited, interim liquidity by enabling them to present for redemption all or a portion of their Class A Shares or Class T Shares and was amended solely to reflect new redemption pricing effective as of October 31, 2016. Subject to the limitations of the Amended SRP and the special pricing applicable to redemptions in connection with the death or disability of a stockholder, shares redeemed under the Amended SRP will be redeemed at a price equal to the estimated per share NAV applicable to the class of shares being redeemed and most recently disclosed by the Company in a public filing with the Commission. Shares that are redeemed in connection with the death or disability of a stockholder will be redeemed at a price equal to the price paid to acquire such shares from the Company; provided, that, the redemption price cannot exceed the then-current offering price and, as described below, the redemption price will be reduced as necessary to be equal to then-current offering price for such class of shares.

During the period of any public offering, the redemption price per share that a stockholder will be eligible to receive under the Amended SRP will be equal to or less than the price of the share offered in the relevant offering. If the Company is engaged in a public offering and the redemption price calculated in accordance with the terms of the Amended SRP would result in a price that is higher than the then-current public offering price of the Company’s common shares, then the redemption price, including the redemption price for death and disability redemptions, will be reduced and will be equal to the then-current public offering price of such class of common stock. As described above, the Company disclosed an estimated per share NAV of its common stock of $9.03 per share in April 2016. Therefore, until the Company discloses a new estimated per share NAV (which the Company anticipates will happen by April 2017), the new redemption price under the Amended SRP for both Class A Shares and Class T Shares will be $9.03 per share. Accordingly, since the Amended SRP takes effect on October 31, 2016, the new redemption price of $9.03 per share will first be applied with respect to shares tendered for redemption during October 2016, excluding any shares tendered for redemption in connection with the death or disability of a stockholder. Any shares tendered for redemption in connection with the death or disability of a stockholder will continue to be redeemed at a price equal to the price paid to acquire such shares from the Company, subject to the limitations noted above. Any shares tendered for redemption during September 2016 that are redeemed by the Company will be redeemed in accordance with the pricing and terms of the Company’s current share redemption program.

The Board, in its sole discretion, may determine at any time to modify the Amended SRP to redeem shares at a price that is higher or lower than the then current redemption price, which may result in a new redemption price that is higher or lower than the price paid for the shares by the redeeming stockholder. In addition, as was the case before the share redemption program was amended, there are limitations on stockholders’ ability to have their shares of the Company’s common stock redeemed pursuant to the Amended SRP. For a stockholder’s shares to be eligible for redemption in a given month, the Company must receive a written notice from the stockholder or from an authorized representative of the stockholder at least five business days before the end of the applicable month. If the Board determines to materially amend, suspend or terminate the Amended SRP, the Company will provide stockholders with 30 days’ prior notice. Any notice of the material amendment, suspension or termination of the Amended SRP will be provided by the Company in a Current Report on Form 8-K filed with the Commission.

Any estimated per share NAV approved by the Board in the future may be higher or lower than the most recently disclosed estimated per share NAV of $9.03, which would cause the offering price under the Amended DRP and the redemption price under the Amended SRP to increase or decrease accordingly. The prices under the Amended DRP and the Amended SRP, as well as the estimated per share NAV are not a representation, warranty or guarantee that (i) a stockholder would be able to realize such per share amounts if such stockholder attempts to sell his or her shares; (ii) a stockholder would ultimately realize distributions per share equal to such per share amounts upon our liquidation or sale; (iii) shares of our common stock would trade at such per share amounts on a national securities exchange; or (iv) a third party would offer such per share amounts in an arm’s-length transaction to purchase all or substantially all of our shares of common stock.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits:

4.1	Hines Global REIT II, Inc. Fifth Amended and Restated Distribution Reinvestment Plan, effective as of October 31, 2016

Forward-Looking Statement

This Current Report on Form 8-K, including the exhibits filed herewith, contains forward-looking statements (including, without limitation, statements concerning the timing of the disclosure of the next estimated per share NAV, future redemptions pursuant to the Amended SRP and future reinvestments of cash distributions pursuant to the Amended DRP) that are based on the Company’s current expectations, plans, estimates, assumptions, and beliefs that involve numerous risks and uncertainties, including, without limitation, the Company’s ability to the future operating performance of the Company’s investments, the level of participation in the Amended DRP, and those risks set forth in the “Risk Factors” section of the Company’s Annual Report on Form 10-K for the year ended December 31, 2015, as amended or supplemented by the Company’s other filings with the Commission. Although these forward-looking statements reflect management’s belief as to future events, actual events or the Company’s investments and results of operations could differ materially from those expressed or implied in these forward-looking statements. To the extent that the Company’s assumptions differ from actual results, the Company’s ability to meet such forward-looking statements may be significantly hindered. You are cautioned not to place undue reliance on any forward-looking statements. The Company cannot assure you that it will attain its investment objectives.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Hines Global REIT II, Inc.

September 22, 2016	By:	/s/ J. Shea Morgenroth
Name: J. Shea Morgenroth
Title: Chief Accounting Officer and Treasurer

Exhibit Index

Exhibit No.	Description
4.1	Hines Global REIT II, Inc. Fifth Amended and Restated Distribution Reinvestment Plan, effective as of October 31, 2016